PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                                                                       Nine Months Ended
                                                                         September 30,
                                                                  -----------------------------
                                                                     2000             1999
                                                                  ------------     ------------
                                                               (Amounts in thousands, except ratios)
Net income................................................        $   222,516      $   212,245
   Add: Minority interest in income.......................             26,565           12,149
   Less: Minority interests in income which do not have fixed
     charges..............................................             (8,017)         (10,369)
                                                                  ------------     ------------
Income from continuing operations.........................            241,064          214,025
   Interest expense.......................................              3,293            5,870
                                                                  ------------     ------------
Total Earnings Available to Cover Fixed Charges...........        $   244,357      $   219,895
                                                                  ============     ============
Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................        $    10,121      $     9,101
                                                                  ============     ============
Preferred Stock dividends.................................        $    75,110      $    69,766
Preferred OP unit distributions...........................             16,354                -
                                                                  ------------     ------------
Total Preferred Distributions.............................        $    91,464      $    69,766
                                                                  ============     ============
Total Combined Fixed Charges and Preferred
   distributions..........................................        $   101,585      $    78,867
                                                                  ============     ============
Ratio of Earnings to Fixed Charges........................              24.14x           24.17x
                                                                  ============     ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    distributions.........................................               2.41x            2.79x
                                                                  ============     ============

                                                                                     For the Year Ended December 31,
                                                                --------------------------------------------------------------------
                                                                   1999          1998          1997          1996          1995
                                                                ------------  ------------  ------------  ------------  ------------
                                                                               (Amounts in thousands, except ratios)
Net income................................................      $   287,885   $   227,019   $   178,649   $   153,549   $    70,386
   Add: Minority interest in income.......................           16,006        20,290        11,684         9,363         7,137
   Less: Minority interests in income which do not have fixed
     charges..............................................          (13,362)      (15,853)      (10,375)       (8,273)       (4,700)
                                                                ------------  ------------  ------------  ------------  ------------
Income from continuing operations.........................          290,529       231,456       179,958       154,639        72,823
   Interest expense.......................................            7,971         4,507         6,792         8,482         8,508
                                                                ------------  ------------  ------------  ------------  ------------
Total Earnings Available to Cover Fixed Charges...........      $   298,500   $   235,963   $   186,750   $   163,121   $    81,331
                                                                ============  ============  ============  ============  ============
Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................      $    12,480   $     7,988   $     9,220   $    10,343   $     8,815
                                                                ============  ============  ============  ============  ============
Preferred Stock dividends.................................      $    94,793   $    78,375   $    88,393   $    68,599   $    31,124
Preferred OP unit distributions...........................                -             -             -             -             -
                                                                ------------  ------------  ------------  ------------  ------------
Total Preferred Distributions.............................      $    94,793   $    78,375   $    88,393   $    68,599   $    31,124
                                                                ============  ============  ============  ============  ============
Total Combined Fixed Charges and Preferred
   distributions..........................................      $   107,273   $    86,363   $    97,613   $    78,942   $    39,939
                                                                ============  ============  ============  ============  ============
Ratio of Earnings to Fixed Charges........................            23.92x        29.54x        20.25x        15.77x         9.23x
                                                                ============  ============  ============  ============  ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    distributions.........................................             2.78x         2.73x         1.91x         2.07x         2.04x
                                                                ============  ============  ============  ============  ============

                                   Exhibit 12

                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                                                                       Nine Months Ended
                                                                         September 30,
                                                                  ----------------------------
                                                                      2000            1999
                                                                  ------------    ------------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS  ("FFO")  TO FIXED
CHARGES:

FFO.............................................................  $   338,922     $   317,232
Add back minority OP unit distributions.........................       16,354               -
Interest expense................................................        3,293           5,870
                                                                  ------------    ------------

Adjusted FFO available to cover fixed charges...................  $   358,569     $   323,102
                                                                  ============    ============

Total Fixed Charges - Interest expense (including capitalized
    interest)...................................................  $    10,121     $     9,101
                                                                  ============    ============

Preferred Stock dividends.......................................  $    75,110     $   69,766
Preferred OP unit distributions.................................       16,354              -
                                                                  ------------    ------------

Total Preferred Distributions...................................  $    91,464     $    69,766
                                                                  ============    ============

Total Combined Fixed Charges and Preferred Distributions........  $   101,585     $    78,867
                                                                  ============    ============

Ratio of FFO to Fixed Charges...................................      35.42x          35.50x
                                                                  ============    ============

Ratio of FFO to Combined Fixed Charges and Preferred Distributions     3.53x           4.10x
                                                                  ============    ============

                                                                                        For the Year Ended December 31,
                                                                  ------------------------------------------------------------------
                                                                      1999         1998           1997          1996          1995
                                                                  ------------  ------------  ------------  ------------  ----------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS  ("FFO")  TO FIXED
CHARGES:

FFO.............................................................  $  428,962    $  336,363    $  272,234    $  224,476    $  105,199
Add back minority OP unit distributions.........................           -             -             -             -             -
Interest expense................................................       7,971         4,507         6,792         8,482         8,508
                                                                  ------------  ------------  ------------  ------------  ----------

Adjusted FFO available to cover fixed charges...................  $  436,933    $  340,870    $  279,026    $  232,958    $  113,707
                                                                  ============  ============  ============  ============  ==========

Total Fixed Charges - Interest expense (including capitalized
    interest)...................................................   $  12,480    $    7,988    $    9,220    $   10,343    $    8,815
                                                                  ============  ============  ============  ============  ==========

Preferred Stock dividends.......................................  $   94,793    $   78,375    $   88,393    $   68,599    $   31,124
Preferred OP unit distributions.................................           -             -             -             -             -
                                                                  ------------  ------------  ------------  ------------  ----------

Total Preferred Distributions...................................  $   94,793    $   78,375    $   88,393    $   68,599    $   31,124
                                                                  ============  ============  ============  ============  ==========

Total Combined Fixed Charges and Preferred Distributions........  $  107,273    $   86,363    $   97,613    $   78,942    $   39,939
                                                                  ============  ============  ============  ============  ==========

Ratio of FFO to Fixed Charges...................................      35.01x        42.67x        30.26x        22.52x        12.90x
                                                                  ============  ============  ============  ============  ==========

Ratio of FFO to Combined Fixed Charges and Preferred Distributions     4.07x         3.95x         2.86x         2.95x         2.85x
                                                                  ============  ============  ============  ============  ==========

                                   Exhibit 12